                                 EXHIBIT 5

                          OPINION OF HOLLAND & KNIGHT
               AS TO LEGALITY OF THE SECURITIES BEING REGISTERED

Law Offices                                A Partnership Including Professional
HOLLAND & KNIGHT                           Corporations
Suite 2000                                 Fort Lauderdale  St. Petersburg
One Atlantic Center                        Jacksonville     Tallahassee
1201 West Peachtree Street, N.W.           Lakeland         Tampa
Atlanta, Georgia 30309-3400                Miami            Washington, D.C.
                                           Orlando          West Palm Beach
404-817-8500
FAX 404-881-0470



August 8, 1996

Georgia Bancshares, Inc.
3333 Lawrenceville Highway
Tucker, Georgia  30084

Gentlemen:

  This opinion is rendered for use in connection with the Registration Statement on Form S-8 prescribed pursuant to the Securities Act of 1933, to be filed by Georgia Bancshares, Inc. (the "Company") with the Securities and Exchange Commission, under which up to 40,000 additional shares of the Company's Common Stock, $4.00 par value ("Common Stock") are to be registered for issuance pursuant to the Georgia Bancshares, Inc. Directors Stock Option Plan (the "Plan").

  We have examined such documents and certificates of public officials as we have deemed necessary or appropriate for the purpose of our opinion. In our examination, we have assumed the authenticity of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies.

  Based upon the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and is validly existing as a corporation under the laws of the State of Georgia.

     2. After the Registration Statement becomes effective and up to 40,000 shares of the Common Stock to be issued pursuant to the Plan shall have been issued upon the terms set forth in the Plan and as described in the Registration Statement, such shares will be validly issued, fully-paid and nonassessable under the laws of the State of Georgia.

     We hereby consent to the filing of this opinion as Exhibits 5 and 23.1 to the Registration Statement and to the reference to our name in the Registration Statement.

                                    Yours truly,

                                    /s/ Holland & Knight
                                    --------------------------
                                    HOLLAND & KNIGHT